EXHIBIT 99.3

THE FOLLOWING INVESTOR PRESENTATION MATERIAL WAS MADE AVAILABLE BY
DAINIPPON SUMITOMO PHARMA CO., LTD.

ON SEPTEMBER 3, 2009

Acquisition of Sepracor Inc. September 3, 2009 Masayo Tada President and CEO Dainippon Sumitomo Pharma Co., Ltd.

1 Objectives of Acquisition Overview of Sepracor Advantages of Acquisition Acquisition Overview and Financial Impact Table of Contents

Establish a solid foundation of our domestic business Expand our international business operations Enrich our R&D product pipeline to realize future vision Becoming an internationally competitive R&D oriented pharmaceutical company Two solid mainstreams of our revenue, from domestic operation and from international operations Future vision within 15 years(1) 2 Mid to Long Term Vision Develop U.S. commercial infrastructure Develop/strengthen global R&D function Start commercialization in the U.S. Expand sales activities in the U.S. Mid-term Business Plan FY2007-FY2009 Solid fundamentals Take off Sustained growth Achieve mid to long term vision International business operation: Steps to achieve mid to long term vision Objective of Acquisition Developing an international sales and marketing platform is key to achieve mid to long term objectives 1. As of 2007 when the mid to long term vision was announced. Mid to Long Term Vision Develop U.S. commercial infrastructure

Potential to accelerate penetration and maximize sales of Lurasidone in the U.S. Establish international platform Expand scale of pharmaceutical business Reinforcement of product pipeline Transaction Rationale 3

4 Table of Contents Objectives of Acquisition Overview of Sepracor Advantages of Acquisition Acquisition Overview and Financial Impact

Established in 1984, listed on NASDAQ in 1991 Based in Marlborough, MA (U.S.) with business operations throughout the U.S. and Canada Expanded business as a pioneer in development of isomers and metabolites Fully integrated specialty pharmaceutical company with functional capacity in R&D, regulatory, manufacturing, sales and marketing for treatment of CNS and respiratory disorders Currently commercializes 6 products including LUNESTA® (insomnia) and XOPENEX® (bronchospasm) Promising pipeline in CNS and respiratory areas Royalty income from out-licensed ALLEGRA®, CLARINEX® and XYZAL® Sales of $1,292 million(1), Net Income of $480 million(1) Number of Employees: Approx. 2,100 (As of June 30, 2009) Sales professionals: Approx.1,200 R&D: 256 Cash and equivalents: $503 million(2) (As of June 30, 2009) 1. Fiscal year ended December 2008. 2. Includes short-term investments. Source: Company disclosures, SEC filings, company web site Overview of Sepracor 5

 ($million) Proven track record of products successfully introduced to the market Establishment of a strong sales and marketing infrastructure Pipeline and geographic expansion through corporate development and licensing Revenues in 2008: $1,292 million Revenues 1994 1999 2004 2009 ALLEGRA® CLARINEX® XOPENEX® LUNESTA® XOPENEX HFA® BROVANA® OMNARIS® XYZAL® Isomer platform validation Forward Integration Product value maximization XOPENEX® LUNESTA® Others Royalties ALVESCO® STEDESA™ (Filed) Canadian Business Source: Company disclosures, company web site Pipeline / geographic expansion Continuous Growth Through Business Development 6 XOPENEX HFA® 312 423 584 562 515 327 565 601 600 100 373 801 1,183 1,225 1,292 51 52 34 48 77 0 200 400 600 800 1,000 1,200 1,400 FY 2004 FY 2005 FY 2006 FY 2007 FY 2008

7 Sepracor Canada manufactures API of XOPENEX® and LUNESTA® Manufacturing Comments Function Business development team has an industry-wide network and the ability to obtain strong pipeline candidates Expansion of product lines such as OMNARIS®, ALVESCO® and STEDESA™ Business Development Strong sales network throughout the U.S. and Canada covering primary care physicians and specialists Efficient and effective detailing efforts by responsible sales professionals Track record of launching XOPENEX® and LUNESTA® Sales & Marketing Multiple successes in development of single isomers and active metabolites Track record of 6 INDs since 2003 Wide knowledge and experience in clinical development and FDA approval process Proven franchise development capabilities to meet the market’s needs Research & Development Experienced management with deep industry knowledge both in the U.S. and internationally Execution capability for innovation of business models Management Total Functional Capacity

8 Products Asthma/ciclesonide Licensed from Nycomed in January 2008, taken twice per day Inhalation aerosol Asthma and COPD/fast-acting inhaled beta-agonist by nebulizer Better tolerability than racemic albuterol COPD/long-acting beta2-agonist by nebulizer 150 specialty representatives focused on Brovana Allergic rhinitis/ciclesonide Licensed from Nycomed in January 2008 Commercially introduced in April 2008 Sedative hypnotic/gamma-aminobutyric acid (GABAA) Long-term subscriptions (6 months), widely recognized brand name Overview BROVANA® (150) No. of sales professionals(1) (Total: 1,200) XOPENEX® ALVESCO® (295) LUNESTA® OMNARIS® (755) Source: Company disclosures, company web site 1. As of June 30, 2009. Major Products and Sales Force

COPD BROVANA® + ciclesonide I.S.** Asthma Ciclesonide I.S.** Neuropathic Pain SEP-227900 Depression/ADHD SEP-228432 Depression SEP-227162 / SEP-227164 Insomnia SEP-0227018 (new LUNESTA® formulation) Depression SEP-225289† COPD XOPENEX® I.S.** + ipratropium Allergic Rhinitis OMNARIS® HFA MDI Epilepsy STEDESATM* Under FDA Review Phase III Phase II Phase I Preclinical INDICATION/TARGET PRODUCT/CANDIDATE PRODUCT DEVELOPMENT PIPELINE * Eslicarbazepine acetate under license from BIAL ** Inhalation Solution † Preliminary results announced on July 1, 2009 Source: Sepracor’s webcast results materials dated July 24, 2009, for the quarterly and first-half period ended June 30, 2009 Major Pipeline Products 9

10 Executive Vice President and Chief Commercial Officer Prior experience: Novartis, Merck, Astra Merck (Key roles in Marketing) Mark Iwicki Executive Vice President Research and Development Prior experience: Over 20 years of experience in treating psychiatric and central nervous system disorders, Group Vice President of Pharmacia prior to joining Sepracor Mark H.N. Corrigan M.D. Executive Vice President, General Counsel and Corporate Secretary Prior experience: Kos (EVP General Counsel), Warner-Lambert (Legal) Andrew I. Koven Executive Vice President, Human Resources and Administration Prior experience: Neurocrine Biosciences, Genencor International, GlaxoSmithKline (Human Resource) Richard Ranieri Executive Vice President and Chief Financial Officer Prior experience: Vice President in Finance Department in Ares-Serono Group prior to joining Sepracor in 1995 Robert F. Scumaci Experiences Name President and Chief Executive Officer Prior experience: Kos Pharmaceuticals (CEO); Novartis-UK (CEO); SmithKline Beecham-UK, international and Canada (CEO); ICI/Zeneca-UK, U.S. and international Adrian Adams Source: Company disclosures, company web site Experienced Management

11 Table of Contents Objectives of Acquisition Overview of Sepracor Advantages of Acquisition Acquisition Overview and Financial Impact

12 Potential to accelerate penetration and maximize sales of Lurasidone in the U.S. Leverage Sepracor’s strong sales and marketing network Synergies with existing products in the CNS area Minimize time and cost required to build an extensive sales network Establish international platform Increase overseas revenue contribution to approx. 40% In addition to the existing product development capability in the U.S., this transaction will enable DSP to establish a sales platform in this critically important market Accumulated know-how and experience at Sepracor will minimize business development risk for DSP E.g. quality assurance, compliance with pharmaceutical law, intellectual property strategy, etc. Enhanced opportunity for corporate development and licensing by acquisition of U.S. and Canadian sales and marketing infrastructure Expected Effects of Acquisition

13 Expand scale of pharmaceutical business Consolidate strong cash-generating capability of Sepracor Increased revenues and profits Greater R&D investment and improved productivity Reinforcement of product pipeline Pipeline products in all phases Synergies in research intensive areas (CNS, respiratory, inflammation/allergies) Expected Effects of Acquisition

14 Maximizing the Value of Lurasidone Sales Synergies Potential to accelerate penetration and maximize product value by leveraging Sepracor’s franchise, experience and success in the CNS area Cost Synergies Minimize cost for additional sales professionals Utilize Sepracor’s existing sales professionals for primary care and medical specialists Avoid investments to build new infrastructure

15 Schizophrenia Placebo-controlled Phase III Study (PEARL 1) Positive result: announced in APA (May 20) and press release (May 21) Successful pre-NDA meeting with FDA in May 2009 Placebo-controlled Phase III Study (PEARL 2) Press release on August 26 Efficacy exceeds Placebo in 40mg and 120mg Favorable safety profile: discontinuation rate, weight and metabolic profile similar to placebo Placebo-controlled Phase III Study (PEARL 3) Screening began on October 27, 2008 and the study is underway Planned NDA in early 2010 Bipolar (Depression) Phase III Study (PREVAIL) Screening began in April 2009 and the study is underway Progress of Lurasidone

PEARL 2 data: Efficacy PANSS Total (MMRM)


LS Mean Change from Baseline
0
-5
-10
-15
-20
-25
-30
-35
**
*
**
* p<0.05 vs Placebo
** p<0.01 vs Placebo
Placebo N=114
40mg/d Lurasidone N=118
120mg/d Lurasidone N=118
15mg/d Olanzapine N=121

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PEARL 2 data: Efficacy CGI-S (MMRM)



0
-0.3
-0.6
-0.9
-1.2
-1.5
-1.8
LS Mean Change from Baseline
**
**
**
** p<0.001 vs Placebo
Placebo
N=114
40mg/d
Lurasidone
N=118
120mg/d
Lurasidone
N=118
15mg/d
Olanzapine
N=121

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DAINIPPON SUMITOMO PHARMA

PEARL 2 data: Safety Weight Change (LOCF)


Median Change from Baseline (kg)
5
4
3
2
1
0
0.0
0.9
0.5
3.1
Placebo
N=115
40 mg/d
Lurasidone
N=119
120 mg/d
Lurasidone
N=118
15 mg/d
Olanzapine
N=122

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DAINIPPON SUMITOMO PHARMA

PEARL 2 data: Safety Triglycerides (LOCF)


Median Change from Baseline (mg/dL)
30
25
20
15
10
5
0
-5
- 1.0
- 3.0
4.5
24.0
Placebo N=107
40 mg/d Lurasidone N=115
120 mg/d Lurasidone N=102
15 mg/d Olanzapine N=115

19

DAINIPPON SUMITOMO PHARMA

Expansion of Pipeline in the U.S. and Europe

	Phase I	Phase II	Phase III	Under FDA Review	Marketed (U.S.)
	3→6	1→4	1→2	0→1	0→6
CNS	SEP-'162 / SEP-'164 U.S. SEP-'432 U.S. SEP-'900 U.S.	SEP-'289 U.S. SEP-'018 U.S.	Lurasidone U.S./EU/Others	STEDESA™ U.S.	LUNESTA®
Respiratory	SMP-028 U.S.	XOPENEX®/Ipra U.S.	OMNARIS HFA® U.S.		XOPENEX® XOPENEX HFA® BROVANA® OMNARIS® ALVESCO®
Diabetes	DSP-7238 EU DSP-8658 U.S.				
Others		SMP-986 U.S./EU			

Dainippon Sumitomo Pharma   Sepracor

*Table above is the representation of existing and developing products of DSP and Sky at the moment and is not a representation of the future product plan

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21 Table of Contents Objectives of Acquisition Overview of Sepracor Advantages of Acquisition Acquisition Overview and Financial Impact

22 Acquisition Price $23.00 per share Approx. 27.6% premium to the closing price of Sepracor’s common stock on September 1, 2009 Total acquisition value is approx. $2.6 billion Acquisition Structure Tender offer in the U.S. Tender offer will be launched in the beginning of September Sepracor will become a wholly owned subsidiary after completion of Tender Offer followed by a back-end merger process Sepracor’s board approved the acquisition unanimously Source of Funds Cash on hands: Approx. JPY50 billion Bridge Loans: Approx. JPY200 billion Consideration for permanent financing will be given from a wide range of alternatives Acquisition Overview

Impact on Earnings Details of the impact from goodwill and intangible assets related to in-process R&D expense will be announced once determined Impact on EPS Accretive to EPS by FY ending March 2012 Accretive to EPS before amortization of goodwill by FY ending March 2011 Shareholder Returns Stable dividend levels in the near term Plan to use increased cash flow generated from acquisition to maximize shareholder returns 23 Financial Impact

24 Forward-Looking Statements This presentation contains forward-looking statements that involve significant risks and uncertainties. All statements that are not historical facts are forward-looking statements, including: statements that are preceded by, followed by, or that include the words “believes,” “anticipates,” “plans,” “expects,” “could”, “should” or similar expressions; statements regarding the anticipated timing of filings and approvals relating to the transaction; statements regarding the expected timing of the completion of the transaction; statements regarding the ability to complete the transaction considering the various closing conditions; and any statements of assumptions underlying any of the foregoing. All estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect current perspective on existing trends and information of Dainippon Sumitomo Pharma Co., Ltd. (“DSP”). Investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond DSP’s control. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many Sepracor Inc. (“Sepracor”) stockholders will tender their shares in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities, other business effects, including the effects of industry, economic or political conditions outside of DSP’s control; transaction costs; actual or contingent liabilities; or other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by Sepracor, as well as the tender offer documents to be filed by Aptiom, Inc. (“Aptiom”; a wholly-owned indirect subsidiary of DSP) and the Solicitation/Recommendation Statement to be filed by Sepracor. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on DSP’s results of operations or financial condition. DSP does not undertake any obligation to update or revise any forward-looking statements as a result of new information, future developments or otherwise. Additional Information The tender offer for the outstanding common stock of Sepracor referred to in this presentation has not yet commenced. This presentation is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Sepracor common stock will be made pursuant to an offer to purchase and related materials that Aptiom, a wholly-owned indirect subsidiary of DSP, intends to file with the U.S. Securities and Exchange Commission. At the time the tender offer is commenced, Aptiom is required to file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and thereafter Sepracor is required to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS), AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. These materials will be sent free of charge to all stockholders of Sepracor. In addition, all of these materials (and other materials filed by Sepracor with the U.S. Securities and Exchange Commission) will be available at no charge from the U.S. Securities and Exchange Commission through its web site at http://www.sec.gov. Investors and security holders may also obtain free copies of these documents that are filed with the U.S. Securities and Exchange Commission by Sepracor from http://www.sepracor.com. Disclaimer